Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Nearly 16% Revenue Growth
for Fiscal 2020 First Quarter

●	Consolidated revenue grew 15.7% to a first quarter record of $42.4 million, driven by double-digit organic growth
●	Transcat continued to take market share in regulated markets with Service segment organic revenue growth of 11.9%
●	Achieved net income of $1.7 million, or $0.23 per diluted share
●	Acquired calibration automation software company last week to accelerate operational excellence initiatives

ROCHESTER, NY, July 23, 2019 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its first quarter ended June 29, 2019 (the “first quarter”) of fiscal year 2020, which ends March 28, 2020 (“fiscal 2020”). Results include the previously-reported acquisitions of Angel’s Instrumentation, Inc (“Angel’s”), effective as of August 31, 2018 and Gauge Repair Service ("GRS"), effective April 1, 2019.

“Our first quarter double-digit organic growth validates the successful execution of our growth strategy. We believe our investment in growth is gaining us greater market share although also constricting margin expansion as we continue to hire new technicians who need mentoring and training to achieve full productivity levels. Our operational excellence initiatives, combined with automation initiatives provided by our acquisition last week of Infinite Integral Solutions Inc. (“IIS”), are expected to help offset this impact. We believe in our plan and are intent upon improving our margin profile, but believe that expanding our market position is paramount,” commented Lee D. Rudow, President and CEO.

Mr. Rudow added, “Our acquisition of IIS is a unique opportunity to own technology that is expected to advance our Service segment efficiencies and aid productivity improvement throughout our lab network by automating a number of calibration disciplines.”

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

First Quarter Fiscal 2020 Review	(Results are compared with the first quarter of the fiscal year ended March 30, 2019 (“fiscal 2019”))

($ in thousands)			Change
	FY20 Q1	FY19 Q1	$'s	%
Service Revenue	$22,398	$19,325	$3,073	15.9%
Distribution Sales	19,997	17,333	2,664	15.4%
Revenue	$42,395	$36,658	$5,737	15.7%
Gross Profit	$10,052	$9,113	$939	10.3%
Gross Margin	23.7%	24.9%

Operating Income	$1,958	$2,025	$(67)	(3.3%)
Operating Margin	4.6%	5.5%

Net Income	$1,718	$1,428	$290	20.3%
Net Margin	4.1%	3.9%

Adjusted EBITDA*	$3,942	$3,842	$100	2.6%
Adjusted EBITDA* Margin	9.3%	10.5%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat achieved record first quarter fiscal 2020 revenue of $42.4 million, up 15.7%. Excluding acquired revenue, organic revenue growth was 13.1%. Gross margin reflected continued investments to support the strong Service revenue growth and product mix changes within Distribution. As a percentage of revenue, consolidated operating expenses were 19.1%, down 20 basis points. Included in operating expenses was a $0.2 million loss on the sale of a Company-owned building in Montana that was no longer needed for operations. The Company owns no other real estate. Net income grew 20.3% and fully diluted earnings per share increased to $0.23 from $0.19. The growth in net income was aided by the discrete income tax accounting required for share-based awards that were greater than expected, largely from pre-tax income being lower than anticipated, and the stock option exercise by a Company officer in conjunction with his departure in the first quarter.

Service segment shows significant revenue growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (53% of total revenue for the first quarter of fiscal 2020).

($ in thousands)			Change
	FY20 Q1	FY19 Q1	$'s	%
Service Segment Revenue	$22,398	$19,325	$3,073	15.9%
Gross Profit	$5,372	$4,919	$453	9.2%
Gross Margin	24.0%	25.5%

Operating Income	$738	$1,068	$(330)	(30.9%)
Operating Margin	3.3%	5.5%

Adjusted EBITDA*	$2,147	$2,390	$(243)	(10.2%)
Adjusted EBITDA* Margin	9.6%	12.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service revenue increased 15.9% to $22.4 million, inclusive of acquired revenue from Angel’s. Organic Service revenue growth was 11.9% in the first quarter, reflecting new business from the highly-regulated life sciences market and growth in other regulated sectors. On a trailing twelve-month basis, Service segment revenue was $87.1 million, up 11.3% when compared with the trailing twelve-month period ending with the prior-fiscal year first quarter.

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

While improvements are being made, the segment gross margin was still impacted by strong revenue growth, largely from the need to continue to recruit, on-board and develop new hires into fully-productive technicians. Productivity initiatives associated with process improvement and automation are expected to help combat these margin pressures over time.

Distribution segment shows improved sales and operating margin

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (47% of total revenue for the first quarter of fiscal 2020).

($ in thousands)			Change
	FY20 Q1	FY19 Q1	$'s	%
Distribution Segment Sales	$19,997	$17,333	$2,664	15.4%
Gross Profit	$4,680	$4,194	$486	11.6%
Gross Margin	23.4%	24.2%

Operating Income	$1,220	$957	$263	27.5%
Operating Margin	6.1%	5.5%

Adjusted EBITDA*	$1,795	$1,452	$343	23.6%
Adjusted EBITDA* Margin	9.0%	8.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 15.4% to $20.0 million, and were driven by solid demand in all channels, especially in the alternative energy sector and equipment rental business, which grew 34.4% to $1.2 million.

Strong Balance Sheet to Support Growth Strategy

At June 29, 2019, the Company had total debt of $22.4 million, with $21.7 million available for borrowing under its secured revolving credit facility. The Company’s leverage ratio, as defined in its credit agreement, was 1.22 at June 29, 2019, compared with 1.12 at fiscal 2019 year-end.

Capital expenditures were $1.4 million for the first quarter of fiscal 2020, with investments focused on customer-driven expansion of Service segment capabilities and the Company’s rental business.

Outlook

Mr. Rudow concluded, “All signs point to continued strength on the Service revenue front as our pipelines for new business and acquisitions remain robust. We still expect our operational excellence initiatives to benefit gross and operating margins during this fiscal year, and certainly more so over the long term.

“While we saw strong Distribution sales growth in the first quarter, a good portion was from the alternative energy sector and sales of used equipment, both of which can vary quarter-to-quarter.”

Transcat slightly adjusted its expected income tax rate for full year fiscal 2020 down to 21% to 22% from the previously provided range of 22% to 23%.

The Company’s expected capital expenditure plan for fiscal 2020 remains in the $7.8 million to $8.2 million range. Capital investments are expected to be primarily focused on technology infrastructure to drive operational excellence and organic growth opportunities within both operating segments, and for rental pool assets.

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, July 24, 2019 at 11:00 a.m. ET. Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call until Wednesday, July 31, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13691912, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense, and non-cash loss on sale of building), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

Transcat’s growth strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize its inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software products, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 29,	June 30,
	2019	2018
Service Revenue	$22,398	$19,325
Distribution Sales	19,997	17,333
Total Revenue	42,395	36,658

Cost of Service Revenue	17,026	14,406
Cost of Distribution Sales	15,317	13,139
Total Cost of Revenue	32,343	27,545

Gross Profit	10,052	9,113

Selling, Marketing and Warehouse Expenses	4,472	4,032
General and Administrative Expenses	3,622	3,056
Total Operating Expenses	8,094	7,088

Operating Income	1,958	2,025

Interest and Other Expense, net	285	225

Income Before Income Taxes	1,673	1,800
Provision for /Benefit from Income Taxes	(45)	372

Net Income	$1,718	$1,428

Basic Earnings Per Share	$0.24	$0.20
Average Shares Outstanding	7,257	7,177

Diluted Earnings Per Share	$0.23	$0.19
Average Shares Outstanding	7,491	7,438

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	June 29,	March 30,
	2019	2019
ASSETS
Current Assets:
Cash	$621	$788
Accounts Receivable, less allowance for doubtful accounts of $364 and $338 as of June 29, 2019 and March 30, 2019, respectively	26,688	27,469
Other Receivables	1,364	1,116
Inventory, net	15,937	14,304
Prepaid Expenses and Other Current Assets	1,650	1,329
Total Current Assets	46,260	45,006
Property and Equipment, net	19,113	19,653
Goodwill	34,958	34,545
Intangible Assets, net	4,787	5,233
Right To Use Asset, net	7,808	-
Other Assets	737	793
Total Assets	$113,663	$105,230

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,187	$14,572
Accrued Compensation and Other Liabilities	6,784	5,450
Income Taxes Payable	125	228
Current Portion of Long-Term Debt	1,919	1,899
Total Current Liabilities	22,015	22,149
Long-Term Debt	20,439	19,103
Deferred Tax Liability	2,462	2,450
Lease Liability	6,226	-
Other Liabilities	1,818	1,898
Total Liabilities	52,960	45,600

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,303,664 and 7,210,882 shares issued and outstanding as of June 29, 2019 and March 30, 2019, respectively	3,652	3,605
Capital in Excess of Par Value	16,404	16,467
Accumulated Other Comprehensive Loss	(482)	(611)
Retained Earnings	41,129	40,169
Total Shareholders' Equity	60,703	59,630
Total Liabilities and Shareholders' Equity	$113,663	$105,230

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the First Quarter Ended
	June 29,	June 30,
	2019	2018
Cash Flows from Operating Activities:
Net Income	$1,718	$1,428
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on Sale of Property and Equipment	238	29
Deferred Income Taxes	12	(5)
Depreciation and Amortization	1,622	1,567
Provision for Accounts Receivable and Inventory Reserves	102	39
Stock-Based Compensation Expense	203	268
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	562	2,937
Inventory	(1,497)	(614)
Prepaid Expenses and Other Assets	(278)	4
Accounts Payable	(1,385)	(1,300)
Accrued Compensation and Other Liabilities	(314)	(1,470)
Income Taxes Payable	(109)	179
Net Cash Provided by Operating Activities	874	3,062

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(1,446)	(1,918)
Proceeds from Sale of Property and Equipment	184	-
Net Cash Used in Investing Activities	(1,262)	(1,918)

Cash Flows from Financing Activities:
Proceeds from (Repayment of) Revolving Credit Facility, net	1,823	(770)
Repayments of Term Loan	(467)	(536)
Issuance of Common Stock	369	66
Repurchase of Common Stock	(1,346)	(143)
Net Cash Provided by/(Used in) Financing Activities	379	(1,383)

Effect of Exchange Rate Changes on Cash	(158)	148

Net Decrease in Cash	(167)	(91)
Cash at Beginning of Period	788	577
Cash at End of Period	$621	$486

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,718				$1,718
+ Interest Expense	244				244
+ Other Expense / (Income)	41				41
+ Tax Provision	(45)				(45)
Operating Income	$1,958				$1,958
+ Depreciation & Amortization	1,622				1,622
+ Other (Expense) / Income	159				159
+ Noncash Stock Compensation	203				203
Adjusted EBITDA	$3,942				$3,942

Segment Breakdown

Service Operating Income	$738				$738
+ Depreciation & Amortization	1,220				1,220
+ Other (Expense) / Income	77				77
+ Noncash Stock Compensation	112				112
Service Adjusted EBITDA	$2,147				$2,147

Distribution Operating Income	$1,220				$1,220
+ Depreciation & Amortization	401				401
+ Other (Expense) / Income	83				83
+ Noncash Stock Compensation	91				91
Distribution Adjusted EBITDA	$1,795				$1,795

	Fiscal 2019
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428	$1,488	$1,569	$2,660	$7,145
+ Interest Expense	206	197	250	250	903
+ Other Expense / (Income)	19	(2)	45	29	91
+ Tax Provision	372	493	530	695	2,090
Operating Income	$2,025	$2,176	$2,394	$3,634	$10,229
+ Depreciation & Amortization	1,567	1,500	1,666	1,628	6,361
+ Other (Expense) / Income	(19)	2	(45)	(29)	(91)
+ Noncash Stock Compensation	269	337	363	358	1,327
Adjusted EBITDA	$3,842	$4,015	$4,378	$5,591	$17,826

Segment Breakdown

Service Operating Income	$1,068	$1,125	$578	$2,431	$5,202
+ Depreciation & Amortization	1,189	1,116	1,248	1,201	4,754
+ Other (Expense) / Income	(13)	(1)	(35)	(20)	(69)
+ Noncash Stock Compensation	146	174	190	192	702
Service Adjusted EBITDA	$2,390	$2,414	$1,981	$3,804	$10,589

Distribution Operating Income	$957	$1,051	$1,816	$1,203	$5,027
+ Depreciation & Amortization	378	384	418	427	1,607
+ Other (Expense) / Income	(6)	3	(10)	(9)	(22)
+ Noncash Stock Compensation	123	163	173	166	625
Distribution Adjusted EBITDA	$1,452	$1,601	$2,397	$1,787	$7,237

Transcat Reports Nearly 16% Revenue Growth for Fiscal 2020 First Quarter
July 23, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2020 Q1	FY 2019 Q1	$'s	%
Service Revenue	$22,398	$19,325	$3,073	15.9%
Cost of Service Revenue	17,026	14,406	2,620	18.2%
Gross Profit	$5,372	$4,919	$453	9.2%
Gross Margin	24.0%	25.5%

Selling, Marketing & Warehouse Expenses	$2,386	$2,100	$286	13.6%
General and Administrative Expenses	2,248	1,751	497	28.4%
Operating Income	$738	$1,068	$(330)	(30.9%)
% of Revenue	3.3%	5.5%

			Change
DISTRIBUTION	FY 2020 Q1	FY 2019 Q1	$'s	%
Distribution Sales	$19,997	$17,333	$2,664	15.4%
Cost of Distribution Sales	15,317	13,139	2,178	16.6%
Gross Profit	$4,680	$4,194	$486	11.6%
Gross Margin	23.4%	24.2%

Selling, Marketing & Warehouse Expenses	$2,086	$1,932	$154	8.0%
General and Administrative Expenses	1,374	1,305	69	5.3%
Operating Income	$1,220	$957	$263	27.5%
% of Sales	6.1%	5.5%

			Change
TOTAL	FY 2020 Q1	FY 2019 Q1	$'s	%
Total Revenue	$42,395	$36,658	$5,737	15.7%
Total Cost of Revenue	32,343	27,545	4,798	17.4%
Gross Profit	$10,052	$9,113	$939	10.3%
Gross Margin	23.7%	24.9%

Selling, Marketing & Warehouse Expenses	$4,472	$4,032	$440	10.9%
General and Administrative Expenses	3,622	3,056	566	18.5%
Operating Income	$1,958	$2,025	$(67)	(3.3%)
% of Revenue	4.6%	5.5%